Exhibit 99.1

NEWS RELEASE
Contacts:	Rob Capps, President & CEO MIND Technology, Inc. 281-353-4475

Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. ANNOUNCES RECEIPT OF NEW ORDERS AND DEFERRAL OF

PREFERRED STOCK DIVIDEND

THE WOODLANDS, TX – July 6, 2022 – MIND Technology, Inc. (“MIND” or the “Company”) (Nasdaq: MIND) announced today that it has received orders for sonar and source controller systems totaling approximately $7.7 million. In addition, the Company’s Board of Directors has elected not to declare a quarterly cash dividend on its 9.00% Series A Cumulative Preferred Stock (“Series A Preferred Stock”) for the second quarter of its fiscal year ending January 31, 2023.

Rob Capps, MIND’s President and Chief Executive Officer, stated, “These new orders had been anticipated, but it is an important step to have them in hand. The equipment to be delivered includes multi-beam sonar systems, along with associated handling equipment, and seismic source controller systems. We expect all these orders to be completed and delivered in our current fiscal year. We believe these orders indicate the strength in military and exploration markets and we expect further orders in the near future.

“Due to liquidity demands to complete these, and other, orders and the uncertainty as to the timing of certain cash flow, we feel it prudent to defer the payment of the second quarter dividend on our Series A Preferred Stock. The Company continues to have positive working capital and no funded debt.”

The Company may defer dividend payments on the Series A Preferred Stock, but the dividend is a cumulative dividend that accrues for payment in the future. During a deferral period, the Company is prohibited from paying dividends or distributions on its common stock, or redeeming any of those shares. Further, if the Company does not pay dividends on its Series A Preferred Stock for six or more quarters, the holders of Series A Preferred Stock will have the right to appoint two directors to the Company's board.

About MIND Technology

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom. Its Seamap and Klein units, design, manufacture and sell specialized, high performance, marine sonar and seismic equipment.

Forward-looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, our objectives for future operations, future orders and anticipated delivery of existing orders, and future payments of dividends are forward-looking statements.  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas and the extent of disruptions caused by the COVID-19 outbreak.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

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